EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARI Network Services, Inc. Announces Fourth Quarter and Fiscal 2016 Results
Fiscal 2016 revenue increases 18% to $47.7M, Adjusted EBITDA increases 29% to $8.5M

Milwaukee, Wis., October 27, 2016 – ARI Network Services, Inc. (NASDAQ: ARIS), an award-winning provider of SaaS, software tools and marketing services that help dealers, distributors and manufacturers Sell More Stuff!™, reported financial results today for its fiscal fourth quarter and fiscal year ended July 31, 2016.

Highlights for the fiscal year 2016 included:

•

Revenue increased 17.9% to $47.7 million, which compares with $40.4 million for the same period last year. Recurring revenues increased 20.4% and were $43.9 million, or 92.1% of revenue, compared with $36.5 million, or 90.2% of revenue, for the same period last year.

•

Operating income was $3.5 million, compared with $2.3 million for the same period last year, an increase of 53.2%. Net Income was $1.7 million, compared with net income of $1.1 million last year. The Company produced earnings per share of $0.10 versus $0.07 in the prior year.

•	Adjusted EBITDA, a non-GAAP measure, was $8.5 million or 17.8% of revenue compared with Adjusted EBITDA of $6.6 million or 16.3% of revenue in the same period last year, an increase of 29.3%.
•	Cash generated from operations was $7.7 million, compared with $6.3 million for the same period last year, an increase of 22.4%.

Highlights for the fourth quarter of fiscal 2016 included:

•

Revenue increased 12.0% to $12.2 million, which compares with $10.9 million for the same period last year. Recurring revenues were $11.4 million, or 93.1% of revenue, which compares with $9.8 million, or 90.1% of revenue for the same period last year. The quarter marked our tenth consecutive quarter of revenue growth.

•

Operating income was $942,000, compared with $686,000 for the same period last year an increase of 37.3%. Net income increased 24.5% to$458,000, or $0.03 per share, compared with $368,000, or $0.02 per share for the same period last year.

•	Adjusted EBITDA was $2.2 million, or 18.0% of revenue compared with Adjusted EBITDA of $1.8 million, or 16.5% of revenue in the same period last year, an increase of 22.2%.
•	Cash generated from operations was $2.2 million, compared with $1.7 million for the same period last year, an increase of 27.0%.

Fiscal Year 2016 Financials
Fiscal 2016 was another record year for ARI. The Company achieved record results in total revenues, operating income, Adjusted EBITDA and cash flow from operations.

Recurring revenues grew faster than overall revenue and increased as a total percentage of revenue. In addition, operating income and Adjusted EBIDTA continued to grow at a pace exceeding our growth in revenue, indicating the leverage in the Company’s operating model.

Management Discussion
Roy W. Olivier, President and Chief Executive Officer of ARI, commented, “I am proud of the ARI team who have worked hard to consistently deliver improving performance throughout the year. We continue to focus on executing our strategy, and the Company’s financial performance in the fourth quarter and fiscal 2016 are representative of our continued ability to deliver outstanding results. In the fourth quarter, I am delighted to report that our annualized churn rates trended down to 13.1%, the lowest rate in the last 7 quarters. This gives us further confidence in our ability to grow organic revenues at a faster pace as we head into fiscal 2017.”

William Nurthen, Chief Financial Officer of ARI, commented, “In fiscal 2016, we focused on integrating the acquisitions we completed in fiscal 2015. The result was that we were able to expand our margins and improve our cash flow performance. Through the course of fiscal 2016 we generated cash from operations of $7.7 million and reduced our net debt by $4.5 million. We accomplished all this, while at the same time making significant investments in product development and operational scale, which leaves us well positioned to continue to grow and leverage the business in the years to come.”

Fiscal 2016 Conference Call
ARI will conduct a conference call on Thursday October 27, 2016, at 4:30 p.m. EDT, to review the financial results for the year ended and fiscal quarter ended July 31, 2016. Investors and interested parties can access the conference call by dialing 877.359.3639 or 408.427.3725 and referring to Conference ID: 79342981. The conference call is also being webcast and is available via the Company’s investor relations website at investor.arinet.com. A replay of the webcast will be archived on the Company’s investor relations website for 60 days.

Non-GAAP Measures

Adjusted EBITDA, a non-GAAP measure, is defined as earnings before interest, income taxes, depreciation and amortization, excluding stock-based compensation. Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Not all companies calculate Adjusted EBITDA in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of net income to Adjusted EBITDA can be found in this release and at the Company’s investor relations website for all periods presented.

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of SaaS, software tools, and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 17 million active part and accessory SKUs and 750,000 equipment models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and appliance industries. More than 23,500 equipment dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

•	Follow @ARI_Net on Twitter: twitter.com/ARI_Net
•	Become a fan of ARI on Facebook: www.facebook.com/ARInetwork
•	Join us on G+: plus.google.com/117293073211296447579
•	LinkedIn: linkedin.com/company/ari_2
•	Read more about ARI: investor.arinet.com/about-us

Images for media use only

Roy W. Olivier Hi Res | Roy W. Olivier Low Res

ARI Logo Hi Res|  ARI Logo Low Res

Forward-Looking Statements
Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the Company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the Company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the Company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, 414.973.4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Theresa DeNicola, ARI 414.973.4334, theresa.deNicola@arinet.com

ARI Network Services, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, Except per Share Data)

	Three months ended July 31		Twelve months ended July 31
	2016	2015	2016	2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)
Net revenue	$12,220	$10,912	$47,693	$40,443
Cost of revenue	2,339	1,911	8,806	7,302
Gross profit	9,881	9,001	38,887	33,141
Operating expenses:
Sales and marketing	2,533	2,499	10,847	10,427
Customer operations and support	2,692	2,419	9,940	7,811
Software development and technical support (net of capitalized software product costs)	1,298	1,153	5,093	4,199
General and administrative	1,809	1,731	7,056	6,634
Depreciation and amortization (exclusive of amortization of software product costs included in cost of revenue)	607	513	2,407	1,756
Net operating expenses	8,939	8,315	35,343	30,827
Operating income	942	686	3,544	2,314
Other income (expense):
Interest expense	(110)	(113)	(460)	(465)
Other, net	5	—	10	33
Total other income (expense)	(105)	(113)	(450)	(432)
Income before provision for income tax	837	573	3,094	1,882
Income tax expense	(379)	(205)	(1,351)	(811)
Net income	$458	$368	$1,743	$1,071

Weighted average common shares outstanding:
Basic	17,274	16,721	17,218	14,849
Diluted	17,792	17,117	17,710	15,279

Net income per common share:
Basic	$0.03	$0.02	$0.10	$0.07
Diluted	$0.03	$0.02	$0.10	$0.07

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	July 31	July 31
	2016	2015
ASSETS
Cash and cash equivalents	$5,118	$2,284
Trade receivables, less allowance for doubtful accounts of $211
and $372 at July 31, 2016 and 2015, respectively	1,942	2,046
Work in process	132	165
Prepaid expenses and other	781	820
Deferred income taxes	3,182	3,092
Total current assets	11,155	8,407
Equipment and leasehold improvements:
Computer equipment and software for internal use	3,575	2,800
Leasehold improvements	639	629
Furniture and equipment	2,544	2,981
Total equipment and leasehold improvements	6,758	6,410
Less accumulated depreciation and amortization	(4,237)	(3,989)
Net equipment and leasehold improvements	2,521	2,421
Capitalized software product costs:
Amounts capitalized for software product costs	24,774	25,463
Less accumulated amortization	(19,743)	(20,337)
Net capitalized software product costs	5,031	5,126
Deferred income taxes	1,112	2,398
Other intangible assets	7,890	10,116
Goodwill	21,634	21,168
Total non-current assets	38,188	41,229
Total assets	$49,343	$49,636

LIABILITIES
Current portion of long-term debt	$2,417	$1,338
Current portion of contingent liabilities	331	754
Accounts payable	718	708
Deferred revenue	6,763	7,327
Accrued payroll and related liabilities	1,817	1,752
Accrued sales, use and income taxes	297	140
Other accrued liabilities	677	748
Current portion of capital lease obligations	50	174
Total current liabilities	13,070	12,941
Long-term debt	6,658	9,079
Long-term portion of contingent liabilities	60	362
Capital lease obligations	63	106
Other long-term liabilities	166	199
Total non-current liabilities	6,947	9,746
Total liabilities	20,017	22,687

SHAREHOLDERS' EQUITY
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at July 31, 2016 and 2015, respectively	—	—
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at July 31, 2016 and 2015, respectively	—	—
Common stock, par value $.001 per share, 25,000,000 shares authorized; 17,310,763 and 17,097,426 shares issued and outstanding at July 31, 2016 and 2015, respectively	17	17
Additional paid-in capital	115,364	114,700
Accumulated deficit	(86,050)	(87,793)
Other accumulated comprehensive income	(5)	25
Total shareholders' equity	29,326	26,949
Total liabilities and shareholders' equity	$49,343	$49,636

ARI Network Services, Inc.
Consolidated Statements of Cash Flows
(Dollars in Thousands)

	Twelve months ended July 31
	2016	2015
	(Unaudited)	(Audited)
Operating activities:
Net income	$1,743	$1,071
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of software products	2,108	2,023
Amortization of deferred loan fees and imputed interest expense	42	77
Depreciation and other amortization	2,407	1,756
Gain on change in fair value of earn-out receivable and payable	(5)	(28)
Provision for bad debt allowance	55	168
Deferred income taxes	1,196	720
Stock based compensation	427	446
Net change in assets and liabilities:
Trade receivables	74	114
Work in process, prepaid expenses and other	68	153
Other long-term assets	-	(50)
Accounts payable	(1)	(75)
Deferred revenue	(618)	(584)
Accrued payroll and related liabilities	167	266
Accrued taxes and other accrued liabilities	62	256
Net cash provided by operating activities	$7,725	$6,313
Investing activities:
Purchase of equipment, software and leasehold improvements	(1,090)	(692)
Cash received on earn-out from disposition of a component of the business	-	111
Cash paid for contingent liabilities related to acquisitions	(626)	(250)
Cash paid for net assets related to acquisitions	-	(9,700)
Software development costs capitalized	(1,780)	(1,411)
Net cash used in investing activities	$(3,496)	$(11,942)
Financing activities:
Payments on long-term debt	(1,298)	(622)
Borrowings under long-term debt	-	2,168
Payments of capital lease obligations	(176)	(253)
Net proceeds from public equity offering	-	4,756
Proceeds from exercise of common stock options and warrants	93	78
Net cash provided by (used in) financing activities	$(1,381)	$6,127
Effect of foreign currency exchange rate changes on cash	(14)	(22)
Net change in cash and cash equivalents	2,834	476
Cash and cash equivalents at beginning of period	2,284	1,808
Cash and cash equivalents at end of period	$5,118	$2,284
Cash paid for interest	$442	$350
Cash paid for income taxes	$46	$64

Reconciliation of Non-Gaap Measures
(Unaudited)

Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA for the three and twelve months ended July 31, 2016 and 2015, respectively:

EBITDA:	FY2016	FY2015	FY2016	FY2015
	Q4	Q4	YTD	YTD
Net Income (loss)	$458	$368	$1,743	$1,071
Interest	110	113	460	465
Amortization of software products	537	463	2,108	2,023
Other depreciation and amortization	607	511	2,407	1,756
Income taxes	379	205	1,351	811
EBITDA	$2,091	$1,660	$8,069	$6,126
Stock-based compensation	111	141	427	446
Adjusted EBITDA	$2,202	$1,801	$8,496	$6,572

Management believes Adjusted EBITDA is helpful in understanding period-over-period operating results separate and apart from non-operating expenses and expenses pertaining to prior period investing activities, particularly given the Company’s significant investments in capitalized software and its continuing efforts in completing acquisitions, which typically result in significant depreciation and amortization expense in subsequent periods. The Company uses Adjusted EBITDA as a factor in evaluating potential acquisition targets and analyzing the pro forma impact of the acquisition on the Company. However, Adjusted EBITDA has significant limitations as an analytical tool and should only be used cautiously in addition to, and never as a substitute for, operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles and may not necessarily be comparable to similarly titled measures of other companies.

The Company began using EBITDA, adjusted to add back non-cash, stock-based compensation, as a performance measure during the fourth quarter of fiscal 2015. All prior periods have been updated to reflect this presentation.